AMENDMENT TO GUARANTY

          This Amendment to Guaranty, dated as of November 30, 1997 (this "Amendment"), is by and between Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) (the "Company") and American National Bank and Trust Company of Chicago (the "Bank"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Guaranty (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company and the Bank are parties to the Guaranty dated as of December 3, 1996 (as such guaranty may be amended, modified, restated or supplemented from time to time, the "Guaranty"), under which the Company guaranteed the obligations and liabilities of its wholly owned subsidiary, Diamond Exteriors, Inc., to the Bank under the Loan and Security Agreement dated as of February 6, 1996, as amended, supplemented or otherwise modified;

          WHEREAS, the Bank and Diamond Exteriors, Inc. are entering into the Fourth Amendment and Waiver to Loan and Security Agreement of even date herewith (the "Fourth Amendment");

          WHEREAS, it is a condition precedent under the Fourth Amendment that the Company amend the Guaranty as provided in this Amendment;

          NOW, THEREFORE, in consideration of premises and mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Bank agree as follows:

          SECTION 1.  AMENDMENT TO GUARANTY

          On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in Section 2 below (the "Closing Date"), effective as of November 30, 1997, the Guaranty is amended as follows:

          1.1  Section 3.9(C) of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:
          (C) The Guarantor has no material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3.5(B) or such similar updated financial statements as the Guarantor provides the Bank.

          1.2 Section 5.1 of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:

          5.1 Indebtedness. Not incur or permit to exist any Indebtedness except for (i) the Indebtedness arising under this Guaranty and the Indebtedness arising under the capital maintenance agreement among Diamond Exteriors, the Guarantor and Harris Trust and Savings Bank and (ii) Capitalized Lease Obligations (including Capitalized Lease Obligations of Diamond Exteriors) not to exceed $750,000 in the aggregate at any time outstanding.

          1.3 Section 5.4 of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:

          5.4 Dividend Restrictions. Not make any payment in cash, property or other assets upon or in respect of any shares of any class of its capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect as any such shares of stock or set aside any funds for any such purpose; provided, however, the Guarantor may repurchase its capital stock held by employees of the Guarantor or its subsidiaries upon their retirement, termination, disability or death so long as such repurchase does not violate any of the financial covenants contained in
     Section 5 and could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Guarantor; provided, further, that the Guarantor may otherwise repurchase its capital stock so long as the total spent in repurchasing such stock (including stock repurchased from employees under the preceding provision) does not exceed $8,500,000 in the aggregate; provided, further, however, that the Guarantor may make dividends in cash and stock so long as if immediately after making such dividend, the Guarantor would be in compliance with each of the financial covenants contained in Section 5.

          1.4 Section 5.6 of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:

          5.6 Transactions with Affiliates. Not enter into any transaction with any Affiliate except (i) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Guarantor as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate, (ii) the subordinated promissory note made by Diamond Exteriors to the Guarantor in connection with the original public offering of the common stock of the Guarantor and (iii) the capital maintenance agreement among Diamond Exteriors, the Guarantor and Harris Trust and Savings Bank.

          1.5 Section 5.7 of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:

          5.7 Subsidiaries. Not create or allow to exist any Subsidiaries other than (i) those listed in Section 3.8, (ii) such other Subsidiaries as are permitted by the Bank under the Loan Agreement and (iii) Subsidiaries created solely for acquisitions and having substantially no assets (it being understood that the Bank reserves its right to consent to such acquisitions under Section 5.5).

          1.6 Section 5.8 of the Guaranty is amended by deleting such section in its entirety and replacing it as follows:

          5.8 Tangible Net Worth. Commencing January 1, 1997, not permit the Related Companies' Tangible Net Worth (as measured on a consolidated basis) to be less than $18,000,000 plus 50% of the Related Companies' net income minus 100% of the amount of cash used by the Guarantor to repurchase its stock, calculated at the end of each of the Company's fiscal quarters through the Credit Termination Date.

          SECTION 2.  CONDITIONS TO EFFECTIVENESS

          The obligation of the Bank to make the amendments contemplated by this Amendment, and the effectiveness of such amendments, are subject to the Bank having received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (A)  Amendment to Guaranty.  This Amendment.

          (B)  Fourth Amendment.  The Fourth Amendment.

          (C) Consents. Certified copies of all documents evidencing all necessary corporate actions, consents and governmental approvals, if any, with respect to this Amendment or any other document provided for under this Amendment.

          (D) Other. Such other documents as the Bank may reasonably request.

          SECTION 3.  MISCELLANEOUS

          3.1 Captions. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

          3.2 Governing Law; Severability. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible, each provision of this Amendment must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision is only ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          3.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment.

          3.4 Successors and Assigns. This Amendment is binding upon the Company and the Bank and their respective successors and assigns, and inures to the sole benefit of the Company and the Bank and their respective successors and assigns. The Company has no right to assign its rights or delegate its duties under this Amendment.

          3.5 References. From and after the Closing Date, each reference in the Guaranty to "this Guaranty," "hereunder," "hereof," "herein," or words of like import, and each reference in any other document to the Guaranty or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, mean and are a reference to the Guaranty (or such term, condition or provision, as applicable), as amended, supplemented, restated or otherwise modified by this Amendment.

          3.6 Continued Effectiveness. Notwithstanding anything contained in this Amendment to the contrary, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Guaranty. The parties to this Amendment expressly do not intend to extinguish the Guaranty. Instead, it is the express intention of the parties to this Amendment to reaffirm the indebtedness created by the Guaranty. The Guaranty, as amended by this Amendment, remains in full force and effect.

                                    *   *   *


          Delivered at Chicago, Illinois, as of the day and year first above written.



                                DIAMOND HOME SERVICES, INC.



                                By:_____________________________
                                   Name:
                                   Title:


                                AMERICAN NATIONAL BANK AND
                                  TRUST COMPANY OF CHICAGO



                                By:_____________________________
                                   Laurie B. Tanselle
                                   Assistant Vice President